                                                                    EXHIBIT 23.1



               [Cawley, Gillespie & Associates, Inc., letterhead]




                                 March 21, 2003


San Juan Basin Royalty Trust
TexasBank, Trust Department
2525 Ridgmar Boulevard
Fort Worth, Texas 76116

Ladies and Gentlemen:

         Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 2002 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2002 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 21, 2003.

                                       Sincerely,


                                       /s/ Cawley, Gillespie & Associates, Inc.
                                       -----------------------------------------
                                       CAWLEY, GILLESPIE & ASSOCIATES, INC.